Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:             Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries New York City Investor Presentation: Flotek Announces Endowed Professorship in Oil and Chemistry at Texas A&M University, Provides Update on Third Quarter Operational and Financial Activity, Comments on Recent Investor Filing

HOUSTON, September 11, 2015 /PRNewswire/ — Flotek Industries, Inc. (NYSE: FTK - News) this morning, in conjunction with the Company’s New York City Investor Day, announced the funding of an endowed professorship in oilfield chemistry at Texas A&M University as well as provided an update on third quarter operations.

The Flotek Industries Professorship in Applied Oilfield Chemistry will endow a full-time professorship in the Harold Vance Department of Petroleum Engineering at Texas A&M University in College Station, Texas. The creation of the professorship will also be used to expand educational opportunities for petroleum engineering degree candidates to gain exposure and expertise in chemistry applications in oil and gas drilling, completions and production.

“We are honored to partner with one of the premier petroleum engineering schools in the United States and the world to forge new ground in creating a chemistry component to an already exceptional menu of educational opportunities for petroleum engineering students at Texas A&M,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “As we believe chemistry is the next frontier in advancing oilfield productivity, we believe it is critical to expose the next generation of petroleum engineers to the importance and power of chemistry in the process. Our partnership with Texas A&M will do just that, through the classic educational experience as well as internship opportunities with Flotek and joint research ventures focused on the next generation of oilfield chemistry technologies. We look forward to a long and mutually rewarding partnership with Texas A&M.”

“Our university is delighted to partner with Flotek and is appreciative of their support and vision to create a new focus on oilfield chemistry,” said Daniel Hill, Ph.D., Noble Chair of the Harold Vance Department of Petroleum Engineering at Texas A&M University. “The expansion of our curriculum to better cover the growing focus on chemical technology in the oilfield will only strengthen our department and create more comprehensive educational opportunities for our students. We look forward to continuing our already significant relationship and partnership with Flotek as we move forward with this important initiative.”

Third Quarter Operational Update

As noted in recent presentations and on the Company’s second quarter conference call, Flotek expects third quarter chemistry revenue to post sequential growth of at least 10% with stable to modestly higher margins. The growth is primarily the result of accelerating use of Flotek’s CnF® completion chemistries, principally in North America, and continued expansion of validation projects with prospective commercial customers.

“We remain pleased with our growth progress in energy chemistry, especially given the challenging market environment in which we are operating,” said Chisholm. “Our ability to show our clients the empirical power of CnF® through our FracMax® data analytics platform combined with new channels of chemistry distribution has created increased awareness and interest in our best-in-class, customized completion chemistries. We believe exploration and production concerns are becoming increasingly interested in maximizing production and investing in technologies that improve returns on investment in this challenging commodity price environment.”

The Company’s financial position remains strong with minimal leverage and strong cash flow dynamics. In conjunction with the adjustment to Flotek’s drilling technologies asset position in the second quarter and the related amendments to the Company’s credit facility, Flotek believes it is well positioned to maintain strong credit metrics and continue to pursue both intrinsic and extrinsic growth opportunities as strategic prospects become available.

“Our balance sheet and financial position put Flotek in the enviable position of playing offense when most of the market is playing defense which, we believe, has and will continue to present strategic opportunities for Flotek,” added Chisholm. “Combined with an exceptional partnership with our banking group – led by PNC Bank – we are prepared to be aggressive, yet prudent, in positioning Flotek to be primed for even greater growth as the cycle regains its footing and begins the next acceleration phase.”

Comments on Recent Investor Filing

On Thursday, September 10, an investor holding just over 5% of Flotek common shares filed a Form 13D with the Securities and Exchange Commission which gave notice of their ownership position. In that filing, the investor also indicated its intention to engage in dialogue with Flotek leadership about ways to realize additional value from its recently developed, patent-pending FracMax® data analysis and visualization software.

“We are delighted that Praesidium – after nearly a year of very thorough due diligence – has decided to take a meaningful stake in Flotek,” said Chisholm. “We rarely are the subject of such lengthy and detailed review and are pleased that the effort resulted in a significant equity position in our company.”

“Flotek is acutely focused on growing its core energy chemistry business and views FracMax®, first and foremost, as an important tool in increasing market penetration for our CnF® chemistries,” added Chisholm. “That said, we also recognize there may very well be additional value to this unique, innovative software platform and look forward to input from Praesidium as well all other stakeholders that could lead to meaningful value creation. In fact, we have initiated and continue to have meaningful discussions with potential partners – both strategic and financial – regarding the future of FracMax® that have resulted from meaningful discussions with other stakeholders, albeit in a more flexible setting without the need for a formal filing.”

“Flotek will continue to focus on the optimal operational, financial and strategic initiatives as we strive to maximize value for Flotek shareholders,” concluded Chisholm. “We look forward to engaging Praesidium and all others interested in making constructive contributions to that value creation process.”

Details of Webcast

The New York investor and analyst presentation will be webcast live and can be accessed from Flotek’s website, www.flotekind.com. The presentation slides will be available on the Flotek website coincident with the conference presentation.

For more information, please email IR@flotekind.com or call 713-726-5376.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.